CORR
CRONIN
MICHELSON
BAUMGARDNER &
PREECE LLP

WILLIAM R. SQUIRES III
Attorney At Law

(206) 652-8658
rsquires@corrcronin.com

681

February 10, 2009

Amy Centanni
Director, Technology Transfer Program
Department of Veterans Affairs
Veterans Health Administration
Washington, DC 20420

Re: VA-CellCyte Exclusive License Agreement

Dear Ms. Centanni:

We are attorneys for CellCyte Genetics Corporation ("CellCyte").

We have reviewed your letter of February 5, 2009, which purports to terminate CellCyte's license agreement with the Department of Veterans Affairs, dated October 5, 2005. We do not believe that the Department of Veterans Affairs is entitled to terminate as it is, itself, in material breach of the agreement. As a result, CellCyte will be submitting its claim for damages associated with these breaches to the Department and, in the meantime, asks that all documents and data related to the contract, its underlying research, and its performance be collected and preserved against spoliation. In accordance with your request, a copy of this letter is being provided to Ms. Szybala in the Office of General Counsel.

Very truly yours,

CORR CRONIN MICHELSON
BAUMGARDNER & PREECE LLP

William R. Squires III

cc: Renee Szybala, Associate General Counsel *(via email and U.S. Mail)*